UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2007

LANDWIN REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-129534	20-3651786
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

17200 Ventura Blvd, Suite 206, Encino, CA 91316
(Address of principal executive offices)

Registrant's telephone no., including area code: (818) 783-4343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

          On April 13, 2006, our Registration Statement on Form S-11 (File No. 333-129534), registering a public offering (“Offering”) of up to 25,000,000 shares of common stock for $10 per share was declared effective under the Securities Act of 1933. The Offering was a “best efforts” offering and commenced on April 13, 2006, the deemed effective date. Through February 1, 2007, we received subscriptions for approximately 1,362,000 shares of common stock for gross proceeds of $13,620,000. Such proceeds, as applicable, were held in an interest bearing escrow account at Wells Fargo Bank pending our receiving subscriptions totaling the minimum-offering amount on or before the one-year anniversary of the commencement of the Offering.

          On February 1, 2007, our board of directors determined that it is in the best interest of Landwin REIT, Inc. to reduce the minimum offering amount from $50,000,000 to $10,000,000. Pursuant to our obligations in connection with the decision to amend the original offering prospectus, we returned all subscription proceeds to our investors along with any interest earned from the escrow bank account. A letter of transmittal, dated February 1, 2007, from Mr. Marshall Reddick, our CEO of the Residential Division, accompanied the returned proceeds and is attached hereto as an exhibit.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Letter from Marshall Reddick, CEO Residential Division, dated February 1, 2007, filed herewith

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landwin REIT, Inc.

By: /s/ Martin Landis
             Martin Landis
             Chairman of the Board, Chief
             Executive Officer and Secretary

Date: February 5, 2007

Exhibit Index

Exhibit No.	Description

99.1	Letter from Marshall Reddick, CEO Residential Division, dated February 1, 2007, filed herewith